Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
MasTec, Inc.
Coral Gables, FL
     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 27, 2006, relating to the consolidated financial statements and the effectiveness of Mastec, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005
     We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Miami, FL
April 10, 2006